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                                                                    Exhibit 10.7

                                      SM&A

                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT
                                       OF
                                 STEVEN S. MYERS

         This Amendment No. 3 to Employment Agreement (this "Amendment") is entered into as of JANUARY 30, 2003 by and between SM&A, a California corporation, (formerly known as Emergent Information Technologies, Inc., SM&A Corporation) ("SM&A"), and STEVEN S. MYERS ("Employee"), with reference to the following:

A. SM&A and Employee are parties to that certain Employment Agreement effective February 1, 2000 (the "Employment Agreement") pursuant to which Employee has agreed to perform services for SM&A on the terms and conditions set forth therein.

B. Employee and SM&A desire to amend the Employment Agreement to reflect a change in subsection 6.2 and add subsection 6.3.

         NOW, THEREFORE, in consideration of the promises and obligations contained herein and in the Employment Agreement, SM&A and Employee agree to amend the Employment Agreement as follows, with such amendment to become effective January 30, 2003:

1. Section 6. Subsection 6.2 to the Original Agreement entitled "Non-competition and Non-solicitation by Employee" shall be amended and restated in its entirety and subsection 6.3 will be added as follows:

        6. Non-competition, Non-recruitment and Non-solicitation by Employee.

                  6.2. During the Employment and for a period of two (2) years following the termination of the Employment, Employee shall not, directly or indirectly, induce, solicit or influence or attempt to induce, solicit or influence any person who is engaged or employed by the Company (whether part-time or full-time and whether as an officer, employee, consultant, agent or advisor), to terminate his or her employment or other engagement with the Company. Employee further agrees that, during the term of this Agreement and for two (2) years after termination of the Employment, Employee will not in any manner seek to engage or employ any individual who is employed or engaged by the Company, as an officer, employee, consultant, agent or advisor for any person or entity other than the Company.

                  6.3 Employee agrees that during the Employment and for two (2) years after termination of the Employment, Employee shall not, directly or indirectly, personally, or on behalf of or in conjunction with any person or entity, use or rely in any manner confidential and/or proprietary material or information constituting trade secrets as defined in Paragraphs 7 and 8 herein to divert or take away any client or customer of the Company.

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2. General. Headings used in this Amendment are for convenience only and are not intended to affect the meaning or interpretation of this Amendment. Except as set forth in this Amendment, the Employment Agreement remains in full force and effect. The Original Agreement together with Amendments No. 1 and 2, and this Amendment constitute the entire agreement among the parties with respect to the subject matter hereto and supersedes any and all other agreements, either oral or in writing, among the parties with respect to the subject matter hereof. Each party represents and warrants to the other that the Employment Agreement and this Amendment constitute the legal, valid and binding obligation of such party, enforceable in accordance with their terms. Any other amendment or modification may only be in a writing executed by all of the parties hereto.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of 1/30/03.

                                      SM&A

                                      By: /s/ Cathy L. Wood
                                          --------------------------------------
                                              Cathy L. Wood
                                              Executive Vice President, Chief
                                              Financial Officer and Secretary

                                          /s/ Steven S. Myers
                                      ------------------------------------------
                                               Steven S. Myers


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